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                                POWER OF ATTORNEY


         In connection with the Registration Statement on Form S-2, (SEC File No. 333-36716) (the "Registration Statement") filed by Suprema Specialties, Inc. (the "Company") with the Securities and Exchange Commission on May 10, 2000, each person whose signature appears below hereby authorizes each of Mark Cocchiola, the Chairman of the Board, President and Chief Executive Officer of the Company and Steven Venechanos, the Chief Financial Officer and Secretary of the Company or either of them as his true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to the Registration Statement, including any and all post-effective amendments thereto.


          Name                             Title                    Date
------------------------                  --------              ------------

 /s/ Rudolph Acosta                       Director              May 22, 2000
------------------------
 Rudolph Acosta


 /s/  Paul DeSocio                        Director              May 22, 2000
------------------------
 Paul DeSocio


 /s/  William Gascoigne                   Director              May 22, 2000
------------------------
 William Gascoigne